                                                                    EXHIBIT 4a.i


                                 RESOLUTIONS
                                   OF THE
                              PRICING COMMITTEE
                                   OF THE
                             BOARD OF DIRECTORS
                            OF MASCO CORPORATION
                             September 10, 1992


      In lieu of a meeting, the undersigned being all of the members of the Pricing Committee of the Board of Directors of Masco Corporation, a Delaware corporation (the "Company"), adopt the following resolutions:

      WHEREAS, the Company has filed a Registration Statement (No. 33-40067) on Form S-3 with the Securities and Exchange Commission, which is in effect;

      WHEREAS, the Company desires to create an additional series of securities under the Indenture dated as of December 1, 1982 (the "Indenture"), with Morgan Guaranty Trust Company of New York, as trustee (the "Trustee"), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of this Company ("Securities") in one or more series under such Indenture; and

      WHEREAS, capitalized terms used in these resolutions and not otherwise defined are used with the same meaning ascribed to such terms in the Indenture;

      THEREFORE RESOLVED, that there is established a series of Securities under the Indenture, the terms of which shall be as follows:

            1. The Securities of such series shall be designated as the "6-5/8% Notes Due September 15, 1999".

            2. The aggregate principal amount of Securities of such series which may be authenticated and delivered under the Indenture is limited to Two Hundred Million Dollars ($200,000,000), except for Securities of such series authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 2.07, 2.08, 2.09, 9.04, or 14.03 of the Indenture.

            3. The date on which the principal of the Securities of such series shall be payable is September 15, 1999.

            4. The Securities of such series shall bear interest from September 15, 1992, at the rate of 6-5/8% per annum, payable semi-annually on March 15 and September 15 of each year commencing on March 15, 1993, until the principal thereof is paid or made available

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for payment.  The March 1 or September 1 (whether or not a business day), as the case may be, next preceding each such interest payment date shall be the "record date" for the determination of holders to whom interest is payable.

            5. The principal of and the interest on the Securities of such series shall be payable at the office or agency of this Company maintained for such purpose under Section 3.02 of the Indenture in the Borough of Manhattan, The City of New York, or at any other office or agency designated by the Company, for such purpose pursuant to the Indenture; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the Company's registry books.

            6. The Securities of such series shall not be redeemable prior to maturity.

            7. The Securities of such series shall be issuable in denominations of One Thousand dollars ($1,000) and any integral multiples thereof.

            8. The Securities shall be issuable at a price such that this Company shall receive $197,750,000 (plus accrued interest from September 15, 1992 to the date of delivery) after an underwriting discount of $1,250,000.

      FURTHER RESOLVED, that the Securities of such series are declared to be issued under the Indenture and subject to the provisions hereof;

      FURTHER RESOLVED, that the Chairman of the Board, the President or any Vice President of the Company is authorized to execute, on the Company's behalf and in its name, and the Secretary or any Assistant Secretary of the Company is authorized to attest to such execution and under the Company's seal (which may be in the form of a facsimile of the Company's seal), $200,000,000 aggregate principal amount of the Securities of such series (and in addition Securities to replace lost, stolen, mutilated or destroyed Securities and Securities required for exchange, substitution or transfer, all as provided in the Indenture) in fully registered form in substantially the form of the note filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 33-40067), but with such changes and insertions therein as are appropriate to conform the Notes to the terms set forth herein or otherwise as the respective officers executing the Securities shall approve and as are not inconsistent with these resolutions, such approval to be conclusively evidenced by such officer's execution and delivery of such Securities, and to deliver such Securities to the Trustee for authentication, and the Trustee is authorized and directed thereupon to authenticate and deliver the same to or upon the written order of this Company as provided in the Indenture;

      FURTHER RESOLVED, that the signatures of the Company officers so authorized to execute the Securities of such series may be the manual or facsimile signatures of the present or any future authorized officers and may be imprinted or otherwise reproduced thereon, and the Company for such purpose adopts each facsimile signature as binding upon it notwithstanding the fact that at

                                      -2-
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the time the respective Securities shall be authenticated and delivered or disposed of, the individual so signing shall have ceased to hold such office;

      FURTHER RESOLVED, that Salomon Brothers Inc, Smith Barney, Harris Upham & Co. Incorporated and J.P. Morgan Securities Inc. are appointed as the underwriters for the issuance and sale of the Securities of such series, and the Chairman of the Board, the President or any Vice President of the Company is authorized, in the Company's name and on its behalf, to execute and deliver an Underwriting Agreement, substantially in the form heretofore approved by the Company's Board of Directors, with such underwriters, with such changes and insertions therein as are appropriate to conform such Underwriting Agreement to the terms set forth herein or otherwise as the officer executing such Underwriting Agreement shall approve and as are not inconsistent with these resolutions, such approval to be conclusively evidenced by such officer's execution and delivery of the Underwriting Agreement;

      FURTHER RESOLVED, that Morgan Guaranty Trust Company of New York, the Trustee under the Indenture, is appointed trustee for Securities of such series, and as Agent of this Company for the purpose of effecting the registration, transfer and exchange of the Securities of such series as provided in the Indenture, and the corporate trust office of Morgan Guaranty Trust Company of New York in the Borough of Manhattan, The City of New York is designated pursuant to the Indenture as the office or agency of the Company where such Securities may be presented for registration, transfer and exchange and where notices and demands to or upon this Company in respect of the Securities and the Indenture may be served;

      FURTHER RESOLVED, that Morgan Guaranty Trust Company of New York is appointed Paying Agent of this Company for the payment of interest on and principal of the Securities of such series, and the corporate trust office of# Indenture, as the office or agency of the Company where Securities may be presented for payment; and

FURTHER RESOLVED, that each of the Company's officers is authorized and directed, on behalf of the Company and in its name, to do or cause to be done everything such officer deems advisable to effect the sale and delivery of the Securities of such series pursuant to the Underwriting Agreement and otherwise to carry out the Company's obligations under the Underwriting Agreement, and to do or cause to be done everything and to execute and deliver all documents as such officer deems advisable in connection with the execution and delivery of the Underwriting Agreement and the execution, authentication and delivery of such Securities (including, without limiting the generality of the foregoing, delivery to the Trustee of the Securities for authentication and of requests or orders for the authentication and delivery of Securities).

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      REGISTERED                                        REGISTERED
          R

                      MASCO CORPORATION CUSIP 574599 AM 8
                       6 5/8% NOTE DUE SEPTEMBER 15, 1999

      Masco Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to SEE REVERSE FOR CERTAIN DEFINITIONS

            6 5/8%                  6 5/8%

            DUE                     DUE

            1999                    1999

or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the principal sum of

            DOLLARS


on September 15, 1999, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 15 and September 15 of each year, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the March 15 or September 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes since the original issue date (as defined in the Indenture referred to on the reverse hereof) of this Note, in which case from the March 15 or September 15 next preceding such original issue date or if the original issue date is a March 15 or September 15 then from such original issue date, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after March 1 or September 1, as the case may be, and before the following March 15 or September 15, this Note shall bear interest from such March 15 or September 15; provided, however, that if the Company shall default in the payment of interest on such March 15 or September 15, then this Note shall bear interest from the next preceding March 15 or September 15 to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Notes since the original issue date (as defined in such Indenture) of this Note, from the March 15 or September 15 next preceding such original issue date unless the original issue date is a March 15 or September 15, in which case from the original issue date hereof. The interest so payable on any March 15 or September 15 will, subject to certain exceptions provided in such Indenture, be paid to the person in whose name this Note is registered at the close of business on the March 1 or September 1, as the case may be, next preceding such March 15 or September 15, whether or not such March 1 or September 1 is a business day, and may, at the option of the Company, be paid by check mailed to the registered address of such person.

      Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such Indenture.

      In Witness Whereof, Masco Corporation has caused this instrument to be executed in its corporate name by the facsimile signature of its Chairman of the Board or its President and imprinted with a facsimile of its corporate seal, attested by the facsimile signature of its Secretary or an Assistant Secretary.


CERTIFICATE OF AUTHENTICATION
      This is one of the Securities of the series designated therein referred
to in the within-mentioned Indenture.                       Dated
      MORGAN GUARANTY TRUST COMPANY OF NEW YORK                       ATTEST:
            BY:
      BY                                  AS TRUSTEE

                                          AUTHORIZED OFFICER          SECRETARY
            CHAIRMAN OF THE BOARD


[Masco Corporation Corporate Seal Delaware]

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                               MASCO CORPORATION
                      6 5/8% NOTE DUE SEPTEMBER 15, 1999
      This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of December 1, 1982 (herein called the "Indenture"), duly executed and delivered by the Company to Morgan Guaranty Trust Company of New York, Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 6 5/8% Notes Due September 15, 1999 of the Company, limited in aggregate principal amount to $200,000,000.
      In case an Event of Default with respect to the 6 5/8% Notes Due September 15, 1999 shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding of all series to be affected (voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that hereinbefore provided, or impair or affect the right of any holder to institute suit for payment thereof or the right of repayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid principal amount of Securities of all series to be affected, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Securities so affected then outstanding. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding (or, in the case of certain defaults or Events of Default, all the Securities) may on behalf of the holders of all of the Securities of such series (or all the Securities, as the case may be) waive any such past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest, if any, on any of the Securities. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or transfer hereof or in substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.
      The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. Upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City of New York, or any other location or locations as may be provided for pursuant to the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Notes may not be redeemed prior to maturity.
      The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.
All payments made to or upon the order of such holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.
      No recourse for the payment of the principal of, or premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
      All terms used in this Note which are defined in the Indenture shall have the respective meanings ascribed to them therein.
      This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of that State.

      The following abbreviations, where such abbreviations appear on this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM     --as tenants in common  UNIF GIFT MIN ACT..............Custodian.....................
                                                                (Cust)                  (Minor)
      TEN ENT     --as tenants by the entireties                under Uniform Gifts to Minors

      JT TEN      --as joint tenants with right of
                    survivorship and not as tenants             Act....................................
                    in common                                                   (State)
                    Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
      PLEASE INSERT SOCIAL SECURITY OR OTHER
                IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
                             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
___________________________________________________________________________________________________________________
            the within Note of MASCO CORPORATION and hereby does irrevocably constitute and appoint

___________________________________________________________________________________________________________Attorney
to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises

Dated_________________________                                        _____________________________________________
                                                                      NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                                                      CORRESPOND WITH THE NAME AS WRITTEN UPON THE
                                                                      FACE OF THE CERTIFICATE IN EVERY PARTICULAR
                                                                      WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                                                                      CHANGE WHATEVER